UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023
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Skyward Specialty Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41591 (Commission File Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600 Houston, Texas		77024-4284
(Address of principal executive offices)		(Zip Code)
(713) 935-4800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers
On December 14, 2023, the board of directors (“Board”) of Skyward Specialty Insurance Group, Inc., a Delaware corporation (the “Company,” “we,” or “our”), appointed Mike Morrissey, CFA to our Board, effective December 14, 2023. Mr. Morrissey will serve as a Class II director to hold office for the remainder of a three-year term, to expire at the Company’s 2024 annual meeting of stockholders. Mr. Morrissey was appointed to Chair the Investment Committee of the Board.
Mr. Morrissey has held various prestigious roles in the insurance and investment industries, including Chief Executive Officer (“CEO”) and portfolio manager at Firemark Investments, investment banker at Kidder, Peabody & Company and Morgan Stanley Dean Witter & Co., and President and Chief Operating Officer of Manhattan Life Insurance Company. Additionally, he served as an Advisor or Director of Insurance and Public Policy at organizations across North America, Europe, and Asia Pacific.
Currently, Mr. Morrissey is Special Advisor and member of the Executive Committee of the International Insurance Society, an organization of which he was President and CEO for 12 years. He also serves as Chairman of the Board for Protective Life Corporation, as well as Legeis Capital, LLC. His past appointments include prominent board positions at Selective Insurance Group for 15 years.
The Board believes Mr. Morrissey is qualified to serve on our Board based on his experience, qualifications, attributes, and skills, including his executive leadership experience in the investment and insurance industries, and his public board service.
In connection with his election to our Board effective December 14, 2023, and in accordance with our independent director compensation policy, which is described in more detail under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2023, and incorporated herein by reference, subject to any subsequent amendments, Mr. Morrissey will receive a base annual retainer of $75,000 per year, payable quarterly beginning in 2024. In addition, in accordance with our independent director compensation policy, we will grant Mr. Morrissey an annual Restricted Stock Award (“RSA”) valued at $25,000 of Skyward Specialty Insurance Group, Inc. common stock. The RSA will vest in full on the one-year anniversary of the grant date and is valued and subject to the terms and conditions set forth in the Company’s 2022 Long-Term Incentive Plan, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-268326) filed with the Securities and Exchange Commission on November 14, 2022. We will also reimburse Mr. Morrissey for expenses associated with attending our Board and its committee meetings.
Mr. Morrissey has executed our standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-268326) filed with the Securities and Exchange Commission on November 14, 2022.
There is no arrangement or understanding between Mr. Morrissey and any other persons pursuant to which Mr. Morrissey was elected as a director. In addition, Mr. Morrissey is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure
The Company issued a press release on December 14, 2023, announcing the director appointment described in Item 5.02 above. The press release making this announcement is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release Dated December 14, 2023
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date:	December 14, 2023	/s/ Leslie Shaunty
Leslie Shaunty
General Counsel